Exhibit 99.1

National Bank Holdings Corporation Announces Fourth Quarter 2012 Financial Results

Greenwood Village, Colorado - (BusinessWire) – National Bank Holdings Corporation (NYSE: NBHC) reported net income of $3.0 million, or $0.06 per diluted share for the fourth quarter of 2012 compared to the third quarter of 2012 net loss of $0.15 per diluted share. The third quarter included $10.8 million of after tax costs related to the successful initial public offering (IPO) in September 2012. Excluding the IPO related charges, net income for the third quarter of 2012 was $2.9 million, or $0.06 per diluted share.

“We continued to build momentum during the quarter in the growth and expansion of client relationships,” said President and Chief Executive Officer Tim Laney. “This was evidenced by our eighth consecutive quarter of increased organic loan production and solid growth in our non-interest bearing client demand deposits.”

Fourth Quarter 2012 Highlights

•	Grew organic loan production for the eighth consecutive quarter, resulting in a 15.1% annualized growth in our strategic loan portfolio.

•

Grew average non-interest bearing demand deposit balances 16.6% annualized, driving an increase in average transaction deposits of 4.0% annualized and an 11 basis point decrease in total cost of deposits.

•	The net interest margin expanded to 4.09%, driven by higher yields on loans accounted for under ASC 310-30 loan pools and lower cost of deposits.

•	Net charge-offs on non 310-30 loans were 0.27% annualized.

•	Expenses before problem loan/OREO workout expenses were flat third to fourth quarter, adjusting for the third quarter IPO expenses.

•	Problem loan/OREO workout expenses totaled $10.0 million, increasing $4.3 million over the third quarter of 2012 due to higher OREO workout activity.

•	Added $8.9 million to accretable yield for the acquired loans accounted for under ASC 310-30. This was partially offset by $1.6 million in impairments.

•	Tangible book value per share was $19.17 before consideration of the excess accretable yield value of $0.50 per share.

•	Initiated regular quarterly dividend of $0.05 per share.

•	Approximately $400 million in excess strategic capital (above 10% Tier 1 Leverage), which positions us for future growth opportunities.

Fourth Quarter 2012 Results

(All comparisons refer to the third quarter of 2012, except as noted)

Net Interest Income

Net interest income totaled $49.6 million for the fourth quarter of 2012, and remained stable compared to the prior quarter. Despite the continued low interest rate environment, the fourth quarter net interest margin widened 17 basis points to 4.09%. The expansion of the net interest margin was benefitted by higher earning asset yields of 7 basis points and was driven by increased yields on loan pools accounted for under ASC 310-30. Yields earned on the ASC 310-30 loan pools improved 115 basis points from the prior quarter to 10.79% during the fourth quarter. In addition, the cost of deposits declined 11 basis points during the fourth quarter and continued to benefit from an improved deposit mix and lower costs of time deposits. The benefit of the wider net interest margin was offset by a decline in average interest earning assets of 3.9% as we continued our strategy of exiting non-strategic loans and slightly reduced the investment portfolio.

Loans

Strategic loans increased $41.2 million or 15.1% annualized over the prior quarter to $1.1 billion at December 31, 2012. We realized another quarter of increased production across the commercial loan categories and our residential mortgage promotions continue to generate new relationships. The credit quality of the strategic portfolio continues to be strong with only 0.6% in non-performing loans. Strategic loans include all originated loans in addition to those acquired loans inside our operating markets that meet our credit risk profile. Criteria utilized in the designation of an acquired loan as “strategic” include (a) geography, (b) total relationship with borrower and (c) credit metrics commensurate with our current underwriting standards.

“Our focus is on growing and expanding our relationships with individuals and small to mid-sized businesses. We realized our eighth consecutive quarter of increased loan production in the communities where we do business,” said Mr. Laney. “More important, we are realizing loan growth while maintaining very strong underwriting standards and doing business with clients we know and understand.”

Total loans ended the fourth quarter, 2012 at $1.8 billion representing a decrease from the prior quarter of $91.1 million or 18.7% annualized. The decrease reflects our strategy of exiting the non-strategic loan portfolio as adversely rated and other non-strategic relationships paid off or paid down. The non-strategic loans totaled $719.3 million at December 31, 2012 and decreased $132.2 million or 61.8% annualized from September 30, 2012.

Asset Quality and Provision for Loan Losses

“We continue to have one of the lowest risk balance sheets in the industry,” stated Chief Financial Officer Brian Lilly. “We have a risk weighted assets to total assets ratio of 34%, which is one of the lowest in the industry, and our loan portfolio has several risk mitigants including: 66% of the loan portfolio carries acquisition discounts, 33% of our loans have the added protection of FDIC loss share and 45% are accounted for in acquired loan pools, which requires a quarterly valuation update.”

Loans accounted for under ASC 310-30 (acquired loan pools) totaled $830.7 million at December 31, 2012 compared to $971.0 million at September 30, 2012. The quarterly fair value re-measurement on the acquired loan pools resulted in a transfer of $8.9 million from non-accretable to accretable yield while recording $1.6 million of impairment through the provision for credit losses thereby increasing the economic value of the acquired loan pools by an additional $7.3 million for the fourth quarter and $68.9 million on a life-to-date basis at December 31, 2012. The increase in accretable yield will be recognized over the remaining life of these loan pools with the quarter recognizing just $0.3 million of the fourth quarter increase in accretable yield.

The non 310-30 loans totaled $1.0 billion, or 55% of total loans, at December 31, 2012. These loans are primarily comprised of originated loans and acquired loans not accounted for under the ASC 310-30 acquired loan pool accounting. Net annualized charge-offs for the non 310-30 loans improved to 27 basis points for the fourth quarter 2012. The provision for loan losses on the non 310-30 loans of $1.1 million covered the net charge-offs and provided for new loan growth resulting in a non 310-30 allowance for loan losses to total non 310-30 loans ratio of 1.06% as of December 31, 2012. Other real estate owned decreased $43.7 million during the quarter primarily due to sales of $43.0 million.

Deposits

Average transaction deposits (defined as total deposits less time deposits) totaled $2.4 billion and grew 4.0% annualized during the fourth quarter. Our continued focus on building client relationships resulted in an annualized increase of 16.6% in average non-interest bearing demand deposits. We continued to restructure our deposit base by retaining only those acquired time deposit clients who were interested in market rate time deposits and developing a banking relationship and as a result, average time deposits decreased $231 million. At December 31, 2012 the mix of transaction deposits to total deposits improved to 58% from 55% at the end of the prior quarter. The balance sheet continues to be primarily funded by client deposits and repurchase agreements, and at December 31, 2012, comprised 98.5% of total liabilities.

Non-Interest Income

Banking related non-interest income (excludes FDIC related income) totaled $10.9 million for the fourth quarter 2012 and increased $1.5 million over the prior quarter. The increase was driven by the recovery of $1.3 million from a previously charged-off acquired loan. An additional $1.8 million of FDIC indemnification asset negative accretion was recorded during the fourth quarter as compared to the third quarter, resulting from improvements in actual and expected cash flows on covered assets. Other FDIC loss sharing income totaled $2.8 million in the fourth quarter and increased $1.3 million due to an increase in amounts due from the FDIC, primarily related to covered OREO write-downs.

Non-Interest Expense

Non-interest expense totaled $51.4 million during the fourth quarter of 2012, a decrease of $8.6 million from the previous quarter. The decrease in non-interest expense during the quarter was largely due to elevated non-interest expenses in the third quarter related to $12.5 million of IPO related expenses, offset by increased OREO expenses in the fourth quarter. Excluding IPO related expenses and problem loan/OREO workout expenses, non-interest expense was flat compared to the prior quarter. Salaries and employee benefits decreased $5.3 million driven by $4.9 million lower stock-based compensation expense related to the IPO in the prior quarter and lower incentive-based compensation expense recorded during the fourth quarter. The $4.7 million linked quarter increase in OREO costs was primarily driven by the increased levels of workout results during the quarter. The OREO and problem loan expenses are expected to continue to fluctuate quarterly as we resolve the acquired problem asset portfolio.

Capital

The Company’s capital ratios continue to be well in excess of federal bank regulatory agency “well capitalized” thresholds. Shareholders’ equity totaled $1.1 billion and decreased $5.3 million during the fourth quarter, due to a $6.2 million decrease in accumulated other comprehensive income, net of tax, which was driven by the fair market value fluctuations of the available-for-sale investment securities portfolio. Tangible book value per share decreased to $19.17 at December 31, 2012 from $19.30 at September 30, 2012, as a result of the decrease in accumulated other comprehensive income. The tangible common equity to tangible assets ratio ended December 31, 2012 at 18.85% representing an increase of 31 basis points from the prior quarter. This increase was driven by lower total assets at December 31, 2012.

A common convention in the industry is to add the value of the accretable yield to the tangible book value per share. The value of the December 31, 2012 accretable yield balance on the ASC 310-30 loans of $133.6 million would add $1.54 after-tax to the tangible book value per share. A more conservative methodology, that management uses, values the excess yield and then considers the timing of the accreted interest income recognition over time. Under this more conservative methodology, we first net the accretable yield on ASC 310-30 loans and the accretable yield on the FDIC indemnification asset and then calculate the excess of a 4.5% yield (an approximate yield on new loan originations), and finally discount the amounts at 5%. The result would add $0.50 after-tax to our tangible book value per share as of December 31, 2012.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Tuesday, January 29, 2013. Interested parties may listen to this call by dialing (877) 272-6762 (United States)/ (615) 800-6832 (International) using the Conference ID of 85388364 and ask for the National Bank Holdings Corporation Fourth Quarter Earnings conference call. A telephonic replay of the call will be available beginning approximately two hours after the call’s completion through February 12, 2013, by dialing (855) 859-2056 (United States)/ (404) 537-3406 (International) using the Conference ID of 85388364. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on tangible assets,” “return on tangible equity,” “tangible book value,” “tangible book value per share,” “pre-tax pre-provision net revenue to risk weighted assets,” “adjusted net revenue,” “adjusted non-interest expense,” and “tangible common equity,” are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States, or “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our non-GAAP financial measures have a number of limitations relative to GAAP financial measures. First, certain non-GAAP financial measures exclude provisions for loan losses and income taxes, and both of these expenses significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality customer service and committed to shareholder results. National Bank Holdings Corporation currently operates a network of 101 full-service banking centers, with the majority of those banking centers located in Colorado and the greater Kansas City region. Through the Company’s subsidiary, NBH Bank, N.A. it operates under the following brand names: Bank Midwest in Kansas and Missouri, Community Banks of Colorado in Colorado and California and Hillcrest Bank in Texas.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “will,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “targets” or “anticipates” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation, the factors more fully described under the caption “Risk Factors” in the last quarterly report we filed with the Securities and Exchange Commission and: (1) changes in business and economic conditions generally and in the financial services industry; (2) changes in the laws, regulations and the regulatory environment; (3) the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions of banking franchises on attractive terms, or at all; (4) the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; (5) a weakening of the economy which could materially impact credit quality trends and local real estate values; and (6) increased competition in the financial services industry, nationally, regionally or locally. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management’s estimates, expectations or beliefs as of such time. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see the Company’s filings with the Securities and Exchange Commission.

Contacts:

Analysts/Investors: Brian Lilly, Chief Financial Officer, (720) 529-3315, blilly@nationalbankholdings.com Media: Kris Mapes, Executive Assistant, (720) 529-3372, kmapes@nationalbankholdings.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	For the three months ended			For the twelve months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Total interest and dividend income	$54,708	$56,042	$60,939	$233,485	$197,159
Total interest expense	5,124	6,546	10,948	29,234	41,696

Net interest income before provision for loan losses	49,584	49,496	49,991	204,251	155,463

Provision for loan losses on 310-30 loans	1,620	3,663	1,773	19,018	5,011
Provision for loan losses on non 310-30 loans	1,050	1,600	1,783	8,977	14,991

Net interest income after provision for loan losses	46,914	44,233	46,435	176,256	135,461

Non-interest income:
FDIC indemnification asset accretion	(4,655)	(2,832)	(3,895)	(13,820)	(6,132)
Other FDIC loss sharing income (expense)	2,791	1,503	(1,000)	12,069	1,410
Service charges	4,222	4,466	4,630	17,392	16,810
Bank card fees	2,531	2,484	2,215	9,699	7,611
Bargain purchase gain	—	—	—	—	60,520
Gain on sales of mortgages, net	328	283	286	1,214	1,103
Gain (loss) on sale of securities, net	—	—	(24)	674	(645)
Gain on recoveries of previously charged-off acquired loans	1,671	837	2,432	4,298	5,902
Other non-interest income	2,109	1,322	683	5,853	2,907

Total non-interest income	8,997	8,063	5,327	37,379	89,486

Non-interest expense:
Salaries and employee benefits	21,885	27,182	15,365	94,111	67,480
Occupancy and equipment	5,713	5,570	5,418	20,558	17,975
Professional fees	2,544	2,669	6,278	11,156	13,650
Other real estate owned expenses	8,161	3,468	4,503	20,313	7,064
Problem loan expenses	1,828	2,267	2,023	8,532	4,389
Intangible asset amortization	1,324	1,353	1,280	5,344	4,359
Initial public offering related expenses	—	7,566	—	7,974	600
Acquisition related costs	—	—	642	870	4,935
Other non-interest expense	9,912	9,882	10,222	40,740	35,086

Total non-interest expense	51,367	59,957	45,731	209,598	155,538

Income (loss) before income taxes	4,544	(7,661)	6,031	4,037	69,409
Income tax expense	1,541	230	3,578	4,580	27,446

Net income (loss)	$3,003	$(7,891)	$2,453	$(543)	$41,963

Income (loss) per share - basic	$0.06	$(0.15)	$0.05	$(0.01)	$0.81
Income (loss) per share - diluted	$0.06	$(0.15)	$0.05	$(0.01)	$0.81

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2012	September 30, 2012	December 31, 2011
ASSETS
Cash and due from banks	$90,505	$65,452	$93,862
Due from Federal Reserve Bank of Kansas City	579,267	496,893	1,421,734
Federal funds sold and interest bearing bank deposits	99,408	102,354	112,541

Cash and cash equivalents	769,180	664,699	1,628,137

Investment securities available-for-sale	1,718,028	1,739,632	1,862,699
Investment securities held-to-maturity	577,486	643,661	6,801
Non-marketable securities	32,996	33,046	29,117

Loans receivable, net - covered	609,115	711,029	952,715
Loans receivable, net - non-covered	1,237,634	1,226,770	1,321,336

Total loans, net	1,846,749	1,937,799	2,274,051
Allowance for loan losses	(15,380)	(17,496)	(11,527)

Loans, net	1,831,369	1,920,303	2,262,524

Federal Deposit Insurance Corporation (“FDIC”) indemnification asset, net	86,923	113,195	223,402
Other real estate owned	85,690	129,345	120,636
Premises and equipment, net	121,436	118,385	87,315
Goodwill	59,630	59,630	59,630
Intangible assets, net	27,575	28,901	32,923
Other assets	100,462	72,029	38,842

Total assets	$5,410,775	$5,522,826	$6,352,026

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Non-interest bearing demand deposits	$677,985	$648,808	$678,735
Interest bearing demand deposits	529,996	484,760	537,160
Savings and money market	1,240,020	1,202,938	1,062,562

Total transaction deposits	2,448,001	2,336,506	2,278,457
Time deposits	1,752,718	1,945,218	2,784,596

Total deposits	4,200,719	4,281,724	5,063,053

Securities sold under agreements to repurchase	53,685	46,192	47,597
Other liabilities	65,812	99,075	152,647

Total liabilities	4,320,216	4,426,991	5,263,297
Stockholders’ equity:
Common stock	523	522	522
Treasury stock	(4)	—	—
Additional paid in capital	1,006,194	1,005,627	994,705
Retained earnings	43,273	42,934	46,480
Accumulated other comprehensive income, net of tax	40,573	46,752	47,022

Total stockholders’ equity	1,090,559	1,095,835	1,088,729

Total liabilities and stockholders’ equity	$5,410,775	$5,522,826	$6,352,026

SHARE DATA
Average basic shares outstanding	52,296,704	52,191,239	51,978,744
Average diluted shares outstanding	52,372,806	52,191,239	52,104,021
Ending shares outstanding	52,327,672	52,191,239	52,157,697
Common book value per share	$20.84	$21.00	$20.87
Tangible common book value per share	$19.17	$19.30	$19.10

CAPITAL RATIOS
Book equity to assets	20.16%	19.84%	17.14%
Tangible common equity to tangible assets	18.85%	18.54%	15.91%
Leverage ratio	18.21%	17.70%	15.10%

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio Update

(Dollars in thousands)

Strategic/Non-Strategic Period-End Loan Balances:

	December 31, 2012			September 30, 2012
	Strategic	Non-strategic	Total	Strategic	Non-strategic	Total
Commercial	$163,193	$107,512	$270,705	$143,255	$122,972	$266,227
Commercial real estate	278,907	534,654	813,561	287,583	625,041	912,624
Agriculture	160,962	12,444	173,406	145,295	15,961	161,256
Residential real estate	480,137	58,608	538,745	463,034	77,953	540,987
Consumer	44,267	6,065	50,332	47,114	9,591	56,705

Total	$1,127,466	$719,283	$1,846,749	$1,086,281	$851,518	$1,937,799

Originations:

	Commercial	Commercial real estate	Agriculture	Residential real estate	Consumer	Total
First quarter 2011	$1,128	$5,194	$3,101	$14,170	$1,223	$24,816
Second quarter 2011	1,390	2,081	2,476	16,707	2,207	24,861
Third quarter 2011	14,226	818	651	16,908	2,772	35,375
Fourth quarter 2011	9,955	4,062	1,575	35,745	3,083	54,420
First quarter 2012	20,102	18,546	7,570	33,016	3,155	82,389
Second quarter 2012	10,799	6,816	22,444	40,123	4,057	84,239
Third quarter 2012	25,640	11,135	24,328	60,320	6,505	127,928
Fourth quarter 2012	30,988	20,993	28,978	52,778	6,025	139,762

Loss-Share Coverage and Accounting Treatment Period End Loan Balances:

	December 31, 2012
	Total covered loans			Total non-covered loans
	310-30	Non-310-30	Total covered	310-30	Non-310-30	Total non- covered
Commercial	$73,802	$47,307	$121,109	$9,484	$140,112	$149,596
Commercial real estate	397,190	13,693	410,883	177,407	225,271	402,678
Agriculture	38,890	17,094	55,984	8,843	108,580	117,423
Residential real estate	18,956	2,180	21,136	87,144	430,465	517,609
Consumer	3	—	3	18,981	31,347	50,328

Total	$528,841	$80,274	$609,115	$301,859	$935,775	$1,237,634

	September 30, 2012
	Total covered loans			Total non-covered loans
	310-30	Non-310-30	Total covered	310-30	Non-310-30	Total non- covered
Commercial	$83,469	$57,416	$140,885	$14,195	$111,147	$125,342
Commercial real estate	477,427	11,081	488,508	187,344	236,772	424,116
Agriculture	44,738	14,939	59,677	11,206	90,373	101,579
Residential real estate	19,584	2,371	21,955	106,710	412,322	519,032
Consumer	4	—	4	26,359	30,342	56,701

Total	$625,222	$85,807	$711,029	$345,814	$880,956	$1,226,770

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	Three months ended December 31, 2012			Three months ended September 30, 2012
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
310-30 loans	$890,787	$24,156	10.79%	$990,661	$24,008	9.64%
Non 310-30 loans	1,029,059	16,210	6.27%	968,652	16,097	6.61%
Investment securities available-for-sale	1,676,518	8,269	1.96%	1,747,254	9,302	2.12%
Investment securities held-to-maturity	617,821	5,323	3.43%	683,700	5,888	3.43%
Other securities	33,036	393	4.73%	33,067	377	4.54%
Interest-bearing deposits	576,100	357	0.25%	595,383	370	0.25%

Total interest earning assets	$4,823,321	$54,708	4.51%	$5,018,717	$56,042	4.44%

Cash and due from banks	66,214			66,467
Other assets	541,354			585,735
Allowance for loan losses	(16,518)			(15,817)

Total assets	$5,414,371			$5,655,102

Interest bearing liabilities:
Savings deposits and interest bearing checking	$1,693,737	$1,173	0.28%	$1,696,972	$1,341	0.31%
Time deposits	1,832,790	3,930	0.85%	2,063,622	5,178	1.00%
Securities sold under agreements to repurchase	45,014	21	0.19%	53,073	27	0.20%

Total interest bearing liabilities	$3,571,541	$5,124	0.57%	$3,813,667	$6,546	0.68%

Non-interest bearing demand deposits	662,763			636,277
Other liabilities	89,450			107,415

Total liabilities	4,323,754			4,557,359

Stockholders’ equity	1,090,617			1,097,743

Total liabilities and stockholders’ equity	$5,414,371			$5,655,102

Net interest income		$49,584			$49,496

Interest rate spread			3.94%			3.76%
Net interest earning assets	$1,251,780			$1,205,050

Net interest margin			4.09%			3.92%
Ratio of average interest earning assets to average interest bearing liabilities	135.05%			131.60%

(1)	Originated loans are net of deferred loan fees, less costs.
(2)	Loan fees, less costs on originated loans, are included in interest income.

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands)

Allowance For Loan Losses Analysis (2):

	As of and for the three months ended:
	December 31, 2012			September 30, 2012
	310-30	Non 310-30	Total	310-30	Non 310-30	Total
Beginning allowance for loan losses	$7,110	$10,386	$17,496	$7,259	$10,035	$17,294
Net chargeoffs	(4,078)	(708)	(4,786)	(3,812)	(1,249)	(5,061)
Provision	1,620	1,050	2,670	3,663	1,600	5,263

Ending allowance for loan losses	$4,652	$10,728	$15,380	$7,110	$10,386	$17,496

Annualized net charge-offs to average loans, respectively	1.82%	0.27%	0.99%	1.53%	0.51%	1.03%
% of net charge-offs from covered loans, respectively	55.19%	6.09%	47.92%	69.02%	21.10%	57.19%
Ratio of allowance for loan losses to total loans outstanding at period end, respectively	0.56%	1.06%	0.83%	0.73%	1.07%	0.90%
Ratio of non-performing loans to loans	—	4.02%	2.21%	—	3.89%	1.94%
Ratio of allowance for loan losses to non-performing loans	—	26.25%	37.64%	—	27.62%	46.52%
Ratio of allowance for loan losses to non-covered loans outstanding at period end, respectively	1.54%	1.15%	1.24%	2.06%	1.18%	1.43%
Ratio of allowance for loan losses to non-performing, non-covered loans	—	36.03%	51.66%	—	34.52%	58.14%

Total loans outstanding at period end	$830,700	$1,016,049	$1,846,749	$971,036	$966,763	$1,937,799
Total average loans during the period	$890,787	$1,029,059	$1,919,846	$990,661	$968,652	$1,959,313
Non-covered loans	$301,859	$935,775	$1,237,634	$345,814	$880,956	$1,226,770
Total non-performing loans	$—	$40,864	$40,864	$—	$37,606	$37,606
Non-performing, non-covered loans	$—	$29,772	$29,772	$—	$30,092	$30,092

Past Due Loans (2):

	December 31, 2012			September 30, 2012
	310-30	Non 310-30	Total	310-30	Non 310-30	Total
Non-accrual loans	$—	$23,119	$23,119	$—	$21,976	$21,976
Loans 30-89 days past due and still accruing interest	18,413	4,580	22,993	47,772	14,018	61,790
Loans 90 days past due and still accruing interest	155,440	25	155,465	143,953	50	144,003

Total past due and non-accrual loans	$173,853	$27,724	$201,577	$191,725	$36,044	$227,769

Total past due and non-accrual loans to total loans, respectively	20.93%	2.73%	10.92%	19.74%	3.73%	11.75%
% of total past due and non-accrual loans that carry fair value marks	100.00%	42.96%	92.16%	100.00%	55.32%	92.93%
% of total past due and non-accrual loans that are covered by FDIC loss sharing agreements, respectively	75.49%	22.26%	68.17%	66.78%	33.14%	61.45%

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands)

Asset Quality Data (Covered/Non-covered) (2):

	December 31, 2012			September 30, 2012
	Non-covered	Covered	Total	Non-covered	Covered	Total
Total non-accrual loans	$17,074	$6,045	$23,119	$16,597	$5,379	$21,976
Total loans 90 days past due and still accruing interest	25	—	25	50	—	50
Accruing restructured loans (1)	12,673	5,047	17,720	13,445	2,135	15,580

Total non-performing loans	29,772	11,092	40,864	30,092	7,514	37,606
OREO	41,072	44,618	85,690	64,822	64,523	129,345
Other repossessed assets	800	531	1,331	801	530	1,331

Total non-performing assets	$71,644	$56,241	$127,885	$95,715	$72,567	$168,282

Allowance for loan losses	—	—	$15,380	—	—	$17,496
Total non-performing loans to loans, respectively	2.41%	1.82%	2.21%	2.45%	1.06%	1.94%
Total non-performing assets to total assets	—	—	2.36%	—	—	3.05%

(1)	Includes restructured loans less than 90 days past due and still accruing.
(2)	Loans accounted for under 310-30 were written down at the acquisition date and are carried at an amount estimated to be collectible and the related allowance for loan losses was not carried over to NBHC’s allowance. These loans are not classified as nonaccrual or non-performing. Any losses on these loans are charged against the non-accretable difference and are not recorded as charge-offs until the non-accretable difference is fully utilized. As a result of the accounting for purchased loans accounted for under 310-30, certain ratios are not comparable with those of other banks.

Changes in Accretable Yield

	For the three months ended			For the year ended		Life-to-date
	Dec 31, 2012	Sept 30, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012
Accretable yield at beginning of period	$148,868	$158,082	$93,116	$186,494	$74,329	$—
Additions through acquisitions	—	—	96,625	—	130,321	214,994
Reclassification from non-accretable difference to accretable yield	13,145	17,491	20,773	60,119	45,871	105,990
Reclassification to non-accretable difference from accretable yield	(4,273)	(2,697)	(95)	(12,621)	(409)	(13,030)
Accretion	(24,155)	(24,008)	(23,925)	(100,407)	(63,618)	(174,369)

Accretable yield at end of period	$133,585	$148,868	$186,494	$133,585	$186,494	$133,585

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios

	For the three months ended December 31, 2012	For the three months ended September 30, 2012	For the three months ended December 31, 2011	For the year ended December 31, 2012	For the year ended December 31, 2011
Key Ratios (1)
Return on average assets	0.22%	-0.56%	0.16%	-0.01%	0.81%
Return on average tangible assets (2)	0.28%	-0.51%	0.21%	0.05%	0.88%
Adjusted return on average assets (2) (3)	0.32%	0.28%	0.11%	0.27%	0.33%
Adjusted return on average tangible assets (2) (3)	0.38%	0.34%	0.16%	0.33%	0.39%
Return on average equity	1.10%	-2.86%	0.88%	-0.05%	4.01%
Return on average tangible common equity (2)	1.51%	-2.79%	1.27%	0.27%	4.63%
Adjusted return on average equity (2) (3)	1.57%	1.45%	0.61%	1.44%	1.62%
Adjusted return on average tangible equity (2) (3)	2.03%	1.91%	0.97%	1.89%	2.03%
Return on risk weighted assets	0.66%	-1.65%	0.51%	-0.03%	2.21%
Pre-tax, pre-provision net revenue to risk weighted assets (2)	1.58%	-0.50%	2.00%	1.76%	4.70%
Adjusted pre-tax, pre-provision net revenue to risk weighted assets (2) (3)	2.05%	2.48%	1.74%	2.93%	2.51%
Interest-earning assets to interest-bearing liabilities (end of period) (4)	134.68%	133.44%	127.91%	134.68%	127.91%
Loans to deposits ratio (end of period)	43.96%	45.26%	44.91%	43.96%	44.91%
Non-interest bearing deposits to total deposits (end of period)	16.14%	15.15%	13.41%	16.14%	13.41%
Yield on earning assets (4)	4.51%	4.44%	4.50%	4.55%	4.31%
Cost of interest bearing liabilities (4)	0.57%	0.68%	1.00%	0.74%	1.15%
Interest rate spread (5)	3.94%	3.76%	3.50%	3.81%	3.17%
Net interest margin (6)	4.09%	3.92%	3.69%	3.98%	3.40%
Non-interest expense to average assets	3.77%	4.22%	2.94%	3.62%	3.01%
Adjusted non-interest expense to average assets (2) (3)	3.62%	3.22%	3.03%	3.24%	2.66%
Efficiency ratio (7)	85.43%	101.82%	80.36%	84.53%	61.72%
Adjusted efficiency ratio (2) (3)	81.74%	77.09%	82.60%	75.67%	71.91%

Asset Quality Data (8) (9) (10)
Non-performing loans to total loans	2.21%	1.94%	2.23%	2.21%	2.23%
Covered non-performing loans to total non-performing loans	27.14%	19.98%	29.19%	27.14%	29.19%
Non-performing assets to total assets	2.36%	3.05%	2.72%	2.36%	2.72%
Covered non-performing assets to total non-performing assets	43.98%	43.12%	53.55%	43.98%	53.55%
Allowance for loan losses to total loans	0.83%	0.90%	0.51%	0.83%	0.51%
Allowance for loan losses to total non-covered loans	1.24%	1.43%	0.87%	1.24%	0.87%
Allowance for loan losses to non-performing loans	37.64%	46.52%	22.71%	37.64%	22.71%
Net charge-offs to average loans	0.99%	1.03%	-0.05%	1.19%	0.51%

(1)	Ratio are annualized.
(2)	Ratio represents non-GAAP financial measure.
(3)	“Adjusted” calculations exclude bargain purchase gains, initial public offering related expenses, stock based compensation expense, acquisition costs, and loss (gain) on sale of investment securities.
(4)	Interest earning assets include assets that earn interest/accretion or dividends, except for the FDIC indemnification asset that earns accretion but is not part of interest earning assets. Any market value adjustments on investment securities are excluded from interest-earning assets. Interest bearing liabilities include liabilities that must be paid interest.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(7)	The efficiency ratio represents non-interest expense, less intangible asset amortization, as a percentage of net interest income plus non-interest income.
(8)	Non-performing loans consist of non-accruing loans, loans 90 days or more past due and still accruing interest and restructured loans, but exclude any loans accounted for under ASC 310-30 in which the pool is still performing. These ratios may, therefore, not be comparable to similar ratios of our peers.
(9)	Non-performing assets include non-performing loans, other real estate owned and other repossessed assets.
(10)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

Non-GAAP Financial Measures

(Dollars in thousands)

Statements of Financial Condition Non-GAAP Reconciliations

	December 31, 2012	September 30, 2012	December 31, 2011
Total stockholders’ equity	$1,090,559	$1,095,835	$1,088,729
Less: goodwill	(59,630)	(59,630)	(59,630)
Less: intangibles	(27,575)	(28,901)	(32,923)

Tangible common equity	$1,003,354	$1,007,304	$996,176

Total assets	$5,410,775	$5,522,826	$6,352,026
Less: goodwill	(59,630)	(59,630)	(59,630)
Less: intangibles	(27,575)	(28,901)	(32,923)

Tangible assets	$5,323,570	$5,434,295	$6,259,473

Total stockholders’ equity to total assets	20.16%	19.84%	17.14%
Less: impact of goodwill	-0.90%	-0.88%	-0.79%
Less: impact of intangibles	-0.41%	-0.42%	-0.44%

Tangible common equity to tangible assets	18.85%	18.54%	15.91%

Non-GAAP Earnings Per Share Reconciliation

	For the three months ended December 31, 2012	For the three months ended September 30, 2012	For the three months ended December 31, 2011
Net income (loss)	$3,003	$(7,891)	$2,453
Add: impact of initial public offering related expenses	—	7,566	—
Add: impact of initial public offering related stock-based compensation, after tax	—	3,267	—

Total impact of initial public offering related expenses	—	10,833	—

Net income adjusted for initial public offering related items	$3,003	$2,942	$2,453

Income (loss) per share - diluted	$0.06	$(0.15)	$0.05

Add: impact of initial public offering related expenses	—	0.15	—
Add: impact of initial public offering related stock-based compensation, after tax	—	0.06	—

Adjusted income per share - diluted	$0.06	$0.06	$0.05

NATIONAL BANK HOLDINGS CORPORATION

Non-GAAP Financial Measures

(Dollars in thousands)

	For the three	For the three	For the three	For the twelve	For the twelve
	months ended	months ended	months ended	months ended	months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Net income (loss)	$3,003	$(7,891)	$2,453	$(543)	$41,963
Less: bargain purchase gain, after tax	—	—	—	—	(36,589)
Add: impact of initial public offering related expenses	—	7,566	—	7,974	600
Add: impact of non initial public offering related stock-based compensation, after tax	1,304	1,068	(1,152)	4,927	7,596
Add: impact of initial public offering related stock-based compensation, after tax	—	3,267	—	3,267	—
Add: impact of acquisition costs, after tax	—	—	388	526	2,984
Less: Gain (loss) on sale of investment securities, after tax	—	—	15	(408)	400

Adjusted net revenue, after tax	$4,307	$4,010	$1,704	$15,743	$16,954

Net income (loss)	$3,003	$(7,891)	$2,453	$(543)	$41,963
Add: impact of income taxes	1,541	230	3,578	4,580	27,446
Add: impact of provision	2,670	5,263	3,556	27,995	20,002

Pre-tax, pre-provision net income	7,214	(2,398)	9,587	32,032	89,411
Less: bargain purchase gain	—	—	—	—	(60,520)
Add: impact of initial public offering related expenses	—	7,566	—	7,974	600
Add: impact of non initial public offering related stock-based compensation	2,156	1,730	(1,905)	8,144	12,564
Add: impact of initial public offering related stock-based compensation	—	4,934	—	4,934	—
Add: impact of acquisition costs	—	—	642	870	4,935
Less: gain (loss) on sale of investment securities	—	—	24	(674)	645

Adjusted pre-tax, pre-provision net revenue	$9,370	$11,832	$8,348	$53,280	$47,635

Non-interest expense	$51,367	$59,957	$45,731	$209,598	$155,538
Less: impact of initial public offering related expenses	—	(7,566)	—	(7,974)	(600)
Less: impact of non initial public offering related stock-based compensation	(2,156)	(1,730)	1,905	(8,144)	(12,564)
Less: impact of initial public offering related stock-based compensation	—	(4,934)	—	(4,934)	—
Less: impact of acquisition costs	—	—	(642)	(870)	(4,935)

Adjusted non-interest expense	$49,211	$45,727	$46,994	$187,676	$137,439

NATIONAL BANK HOLDINGS CORPORATION

Non-GAAP Financial Measures

	For the three	For the three	For the three	For the twelve	For the twelve
	months ended	months ended	months ended	months ended	months ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2012	2012	2011	2012	2011
Return on average assets	0.22%	-0.56%	0.16%	-0.01%	0.81%
Less: bargain purchase gain, after tax	0.00%	0.00%	0.00%	0.00%	-0.71%
Add: impact of initial public offering related expenses	0.00%	0.53%	0.00%	0.14%	0.01%
Add: impact of non initial public offering related stock-based compensation, after tax	0.10%	0.08%	-0.07%	0.09%	0.15%
Add: impact of initial public offering related stock-based compensation, after tax	0.00%	0.23%	0.00%	0.06%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.02%	0.01%	0.06%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.00%	-0.01%	0.01%

Adjusted return on average assets	0.32%	0.28%	0.11%	0.27%	0.33%

Return on average assets	0.22%	-0.56%	0.16%	-0.01%	0.81%
Add: impact of goodwill	0.00%	-0.01%	0.00%	0.00%	0.01%
Add: impact of other intangibles	0.00%	0.00%	0.00%	0.00%	0.00%
Add: impact of core deposit intangible expense	0.06%	0.06%	0.05%	0.06%	0.05%

Return on average tangible assets	0.28%	-0.51%	0.21%	0.05%	0.88%
Less: bargain purchase gain, after tax	0.00%	0.00%	0.00%	0.00%	-0.72%
Add: impact of initial public offering related expenses	0.00%	0.54%	0.00%	0.14%	0.01%
Add: impact of non initial public offering related stock-based compensation, after tax	0.10%	0.08%	-0.08%	0.09%	0.15%
Add: impact of initial public offering related stock-based compensation, after tax	0.00%	0.23%	0.00%	0.06%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.03%	0.01%	0.06%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.00%	-0.01%	0.01%

Adjusted return on average tangible assets	0.38%	0.34%	0.16%	0.33%	0.39%

Return on average equity	1.10%	-2.86%	0.88%	-0.05%	4.01%
Less: bargain purchase gain, after tax	0.00%	0.00%	0.00%	0.00%	-3.50%
Add: impact of initial public offering related expenses	0.00%	2.74%	0.00%	0.73%	0.06%
Add: impact of non initial public offering related stock-based compensation, after tax	0.48%	0.39%	-0.41%	0.45%	0.73%
Add: impact of initial public offering related stock-based compensation, after tax	0.00%	1.18%	0.00%	0.30%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.14%	0.05%	0.29%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.01%	-0.04%	0.04%

Adjusted return on average equity	1.57%	1.45%	0.61%	1.44%	1.62%

Return on average equity	1.10%	-2.86%	0.88%	-0.05%	4.01%
Add: impact of goodwill	0.06%	-0.16%	0.05%	0.00%	0.23%
Add: impact of other intangibles	0.03%	-0.09%	0.03%	0.00%	0.11%
Add: impact of core deposit intangible expense	0.32%	0.32%	0.30%	0.32%	0.27%

Return on average tangible equity	1.51%	-2.79%	1.27%	0.27%	4.63%
Less: bargain purchase gain, after tax	0.00%	0.00%	0.00%	0.00%	-3.80%
Add: impact of initial public offering related expenses	0.00%	2.98%	0.00%	0.79%	0.06%
Add: impact of non initial public offering related stock-based compensation, after tax	0.52%	0.42%	-0.45%	0.49%	0.79%
Add: impact of initial public offering related stock-based compensation, after tax	0.00%	1.29%	0.00%	0.33%	0.00%
Add: impact of acquisition costs, after tax	0.00%	0.00%	0.15%	0.05%	0.31%
Less: gain (loss) on sale of investment securities, after tax	0.00%	0.00%	0.01%	-0.04%	0.04%

Adjusted return on average tangible equity	2.03%	1.91%	0.97%	1.89%	2.03%

Return on risk weighted assets	0.66%	-1.65%	0.51%	-0.03%	2.21%
Add: impact of income taxes	0.34%	0.05%	0.75%	0.25%	1.44%
Add: impact of provision	0.58%	1.10%	0.74%	1.54%	1.05%

Pre-tax, pre-provision net revenue to risk weighted assets	1.58%	-0.50%	2.00%	1.76%	4.70%
Less: bargain purchase gain	0.00%	0.00%	0.00%	0.00%	-3.18%
Add: impact of initial public offering related expenses	0.00%	1.58%	0.00%	0.44%	0.03%
Add: impact of non initial public offering related stock-based compensation	0.47%	0.36%	-0.40%	0.45%	0.66%
Add: impact of initial public offering related stock-based compensation	0.00%	1.03%	0.00%	0.27%	0.00%
Add: impact of acquisition costs	0.00%	0.00%	0.13%	0.05%	0.26%
Less: gain (loss) on sale of investment securities	0.00%	0.00%	0.01%	-0.04%	0.03%

Adjusted pre-tax, pre-provision net revenue to risk weighted assets	2.05%	2.48%	1.74%	2.93%	2.51%

Non-interest expense to average assets	3.77%	4.22%	2.94%	3.62%	3.01%
Less: impact of initial public offering related expenses	0.00%	-0.53%	0.00%	-0.14%	-0.01%
Less: impact of non initial public offering related stock-based compensation	-0.16%	-0.12%	0.12%	-0.14%	-0.24%
Less: impact of initial public offering related stock-based compensation	0.00%	-0.35%	0.00%	-0.09%	0.00%
Less: impact of acquisition costs	0.00%	0.00%	-0.04%	-0.02%	-0.10%

Adjusted non-interest expense to average assets	3.62%	3.22%	3.03%	3.24%	2.66%

Efficiency ratio	85.43%	101.82%	80.36%	84.53%	61.72%
Add: bargain purchase gain	0.00%	0.00%	0.00%	0.00%	20.18%
Add: gain (loss) on sale of investment securities	0.00%	0.00%	-0.03%	0.24%	-0.22%
Less: impact of initial public offering related expenses	0.00%	-13.14%	0.00%	-3.31%	-0.32%
Less: impact of non initial public offering related stock-based compensation	-3.68%	-3.01%	3.44%	-3.38%	-6.79%
Less: impact of initial public offering related stock-based compensation	0.00%	-8.57%	0.00%	-2.05%	0.00%
Less: impact of acquisition costs	0.00%	0.00%	-1.16%	-0.36%	-2.67%

Adjusted efficiency ratio	81.74%	77.09%	82.60%	75.67%	71.91%